UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 4, 2005

                              MICHELEX CORPORATION
             (Exact name of registrant as specified in its charter)

         Utah                       000-26695                    87-0636107
------------------------     ------------------------     ----------------------
(State of Incorporation)     (Commission File Number)          (IRS Employer
                                                             Identification #)



                                  63 Trade Road
                             Massena, New York 13662
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (315) 769-6616
                    ----------------------------------------
              (Registrant's telephone number, including area code)





ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation.

(a)(1) The triggering event was a Credit Agreement between Michele Audio Corporation ("Michele Audio"), a wholly-owned subsidiary of Michelex Corporation and Wells Fargo Business Credit, Inc. ("Wells Fargo"), which amends the March 11, 2001 Credit Agreement whereby Michele Audio borrowed $7,000,000, including a $4,400,000 term note and a $2,600,000 revolving line of credit.

(a)(2) A brief description of triggering event:

The triggering event is the April 29, 2005 Letter Agreement ("Letter Agreement") which accelerates the terms of payment under the March 11, 2001 Credit Agreement between Wells Fargo and Michele Audio.


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(a)(3) The amount of the direct financial obligation, as increased if applicable, and the terms of payment or acceleration that apply.

         The terms of the acceleration of the Term Note and Revolving Line of Credit under the Credit Agreement

         Wells Fargo and Michele Audio have agreed that Michele Audio will seek alternative financing sources to repay the Credit Agreement. Wells Fargo has made demand for immediate payment in full and Michele Audio has confirmed that certain obligations are due and payable and that certain events of default have occurred.

         Michele Audio has requested that Wells Fargo agree to make certain discretionary Revolving Advances while Michele Audio seeks additional financing. Wells Fargo has agreed to Future Revolving Advances based upon the express terms and conditions set forth below.

Terms and Conditions of Wells Fargo Revolving Advances:

     1. The maximum line under the Credit Agreement for Revolving Advances shall be amended to $1,200,000. Any further Revolving Advances shall be made at Wells Fargo's sole discretion and may cease to make further Revolving Advances without notice to Michele Audio. Wells Fargo has the present intention to make a Revolving Advance to Michele Audio in the amount of $219,131.34.

     2. Michele Audio shall provide Wells Fargo with Bills of Lading for all accounts in excess of $2,000.00.

     3. Wells Fargo will return the $37,500 annual line fee paid by Michele Audio on March 11, 2005.

     4. Wells Fargo shall defer, but not waive, the payment of (a) interest accrued and accruing on the principal balance and (b) the $13,500 appraisal fees due on recent appraisal of Michele Audio's equipment and (c) legal fees due until the earlier occurrence of the Revolving Note being paid in full, or May 28, 2005. Wells Fargo will waive the payment of all past-due reporting fees incurred from April 1 through November 28, 2005.

     5. Michele Audio will receive a 50% discount on legal fees incurred by Wells Fargo between April 7 and April 29, 2005. The legal fees must be paid be the earlier occurrence of payment in full on the Revolving Note or May 28, 2005.

     6. Michele Audio shall repay the Revolving Note by May 28, 2005, at which time Wells Fargo will release its lien on Michele Audio's accounts and inventory. Wells Fargo will issue a UCC-3 Amendment which provides for a partial release of the UCC-1 Financing Statement on Michele Audio's accounts and inventory, which will be held in escrow until the Revolving Note and legal fees are paid in full. If Michele Audio has not repaid Wells Fargo in full by May 28, 2005, the UCC-3 Amendment will be destroyed and Wells Fargo will have no obligation to provide such a release in the future.



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     7.   If the Revolving Note and legal fees are paid in full by May 28, 2005,
          Wells Fargo will not exercise its rights against the Collateral as a result of the existing Events of Default until the earlier occurrence
          of  (i)  a  "Termination   Event"  or  (ii)  November  28,  2005  (the
          "Termination Date"). A Termination Event refers to Michele Audio's failure to comply with any provision of the letter agreement when required. From the earlier occurrence of a Termination Event, or the Termination Date, Wells Fargo may immediately begin exercising its rights and remedies.

     8. Michele Audio will continue to make monthly payments on the Term Note when due. The outstanding balance of the Term Note shall be paid in full by no later than 180 days after the Revolving Note has been paid in full, but in no event later than November 28, 2005. When the Term
          Note is repaid in accordance with the terms and no Termination Event has occurred, Wells Fargo will waive any accrued but unpaid interest in excess of the Floating Rate; otherwise interest shall continue to accrue on the outstanding balance of the obligations at the Default Rate.

     9. Michele Audio will provide Wells Fargo an updated equipment list on the fifteenth day of each month. Provided no Termination Event has occurred, Michele Audio shall be permitted to sell certain items of the equipment by providing Wells Fargo with prior written notice of its intention to sell a piece of equipment and the sale price. The net cash proceeds from the sale shall be equal to or greater than the value of the equipment as reflected on the liquidation value appraisal, with 100% of the net cash proceeds from the sale of the specified equipment delivered immediately to Wells Fargo for application to the reduction of the Term Note.

     10. In the event the Term Note is not paid in accordance with the specified terms (see paragraph 8 above), then (a) Michele Audio and all Guarantors will provide their complete cooperation in Wells Fargo's liquidation of the Collateral; (b) all interest in excess of the Floating Rate interest will immediately be due and payable in full by Michele Audio (c) $18,750 of the annual line fee returned by Wells Fargo (Ref. paragraph 3 above), shall be due and payable in full by Michele Audio; and (d) Michele Audio will be required to pay all legal fees incurred by the Lender under the Credit Agreement, including, but not limited to, the entire amount of legal fees incurred from April 7 through April 29, 2005 (Ref. paragraph 5 above).

     11. Michele Audio and the Guarantors agree that none of them have any offsets, claims or counterclaims against Wells Fargo or any of its affiliates, officers, directors or others and, should any unknown offsets exist, all are waived and Michele Audio and the Guarantors release Wells Fargo from any liability associated with such unknown offsets or claims.

The Current Amount of the Credit Agreement, Revolving Advances and the terms of Payment

On April 29, 2005 the current amount of the $7,000,000 Credit Agreement is $3,419,036.58, including the current balance of the $4,400,000 Term Note which is $2,704,166.79 and the current balance of $2,600,000 Revolving Line of Credit which is $714,869.79. The terms of payment on the Term Note pursuant to the Credit Agreement as amended are monthly payments in the amount of $45,833.33.The remainder of the Term Note is to be paid in full 180 days after the Revolving Line of Credit is paid in full (on or before May 28, 2005) On May 1, 2005 Wells Fargo made an additional Revolving Advance of $143,833.33 of which Michele Audio made its May Monthly Payment of $45,833.33.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2005
                                       By:

                                       /s/ Tom Gramuglia
                                       ------------------------------------
                                       Tom Gramuglia
                                       Vice President